Exhibit 12

        Intervest Bancshares Corporation and Subsidiaries
       Computation of Ratios of Earnings to Fixed Charges

                                                                                              For the Year Ended December 31, 2002
                                                                                              ------------------------------------
                                                                                                Intervest
                                                                                               Bancshares    Intervest     Intervest
                                                                                              Corporation   Bancshares      Mortgage
($ in thousands)                                                                             Consolidated  Corporation   Corporation
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
Earnings (loss) before income taxes (1)                                                           $11,619      $  (544)      $ 2,774
Fixed charges, excluding interest on deposits (2)                                                   8,956        2,695         6,288
Earnings before income taxes and fixed charges, excluding interest on deposits                     20,575        2,151         9,062
Interest on deposits                                                                               17,369          -             -
Earnings before  income taxes and fixed charges, including interest on deposits                   $37,944      $ 2,151       $ 9,062
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Earnings to fixed charges ratios:
     Excluding interest on deposits                                                                2.30 x        .80 x        1.44 x
     Including interest on deposits                                                                1.44 x        .80 x        1.44 x
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                                                                                              For the Year Ended December 31, 2001
                                                                                              ------------------------------------
                                                                                                Intervest
                                                                                               Bancshares    Intervest     Intervest
                                                                                              Corporation   Bancshares      Mortgage
($ in thousands)                                                                             Consolidated  Corporation   Corporation
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Earnings (loss) before income taxes (1)                                                           $ 6,488      $  (250)      $ 1,072
Fixed charges, excluding interest on deposits (2)                                                   7,635        1,124         6,511
Earnings before income taxes and fixed charges, excluding interest on deposits                     14,123          874         7,583
Interest on deposits                                                                               17,079          -             -
Earnings before income taxes and fixed charges, including interest on deposits                    $31,202      $   874       $ 7,583
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Earnings to fixed charges ratios:
     Excluding interest on deposits                                                                1.85 x        .78 x        1.16 x
     Including interest on deposits                                                                1.26 x        .78 x        1.16 x
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                                                                                              For the Year Ended December 31, 2000
                                                                                              ------------------------------------
                                                                                                Intervest
                                                                                               Bancshares    Intervest     Intervest
                                                                                              Corporation   Bancshares      Mortgage
($ in thousands)                                                                             Consolidated  Corporation   Corporation
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Earnings before income taxes, less effect of extraordinary item, net (1)                         $ 4,517       $ 2,729       $   417
Fixed charges, excluding interest on deposits (2)                                                  8,472           686         7,636
Earnings before income taxes and fixed charges, excluding interest on deposits                    12,989         3,415         8,053
Interest on deposits                                                                              14,853           -             -
Earnings before income taxes and fixed charges, including interest on deposits                   $27,842       $ 3,415         8,053
deposits
------------------------------------------------------------------------------------------       -------       -------       -------

Earnings to fixed charges ratios:
     Excluding interest on deposits                                                               1.53 x        4.98 x        1.05 x
     Including interest on deposits                                                               1.19 x        4.98 x        1.05 x
------------------------------------------------------------------------------------------       -------       -------       -------

(1)  Intervest  Bancshares  Corporation's  earnings  (loss)  before income taxes
     includes   dividends  received  from  subsidiaries  for  purposes  of  this calculation.

(2) Fixed charges represent interest on debentures and federal funds purchased and amortization of debenture offering costs.

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